Exhibit 99.1
HCC INSURANCE HOLDINGS REPORTS RECORD
RESULTS FOR FOURTH QUARTER AND FULL YEAR 2007
HOUSTON (February 19, 2008) . . .
HCC Insurance Holdings, Inc. (NYSE: HCC) today reported record earnings for the fourth quarter and full year ended December 31, 2007.
Net earnings increased 23 percent during the fourth quarter of 2007 to $99.6 million, compared with $80.7 million during the fourth quarter of 2006. Net earnings per diluted share also increased 23 percent to $0.85 per share from $0.69 per share for the fourth quarter of 2006.
For the full year of 2007, net earnings increased 16 percent to $395.4 million from $342.3 million in the previous year. Diluted earnings per share increased 15 percent to $3.38 per share from $2.93 per share in 2006.
“The results achieved during 2007 reflect the true talent of our underwriting focused organization. What should stand out about HCC is that we have good businesses run by great people executing a consistently conservative business plan that generated a return on beginning equity for 2007 of 19.4 percent and an average return on equity of 16.5 percent for the last six years,” HCC Chief Executive Officer Frank J. Bramanti said.
Revenues for the fourth quarter of 2007 totaled $614.4 million, compared to $599.1 million in the fourth quarter of 2006. Total revenue for the full year increased 15 percent to $2.4 billion from $2.1 billion in 2006. This increase was primarily due to an increase in net earned premium and higher investment income.
Other operating income was $7.9 million for the fourth quarter of 2007, compared to $17.9 million for the same period in 2006 where the sale of two strategic investments generated $14.2 million.
Net earned premium of the Company’s insurance company subsidiaries continued to show growth during 2007, rising 16 percent to $2.0 billion, compared with $1.7 billion in 2006. During the 12-month period, gross and net written premium increased 10 percent to $2.5 billion and $2.0 billion, respectively. Both gross and net written premium growth came from an acquisition in the medical stop-loss line of business, and organic growth in surety, credit and the Company’s other specialty lines.
The GAAP combined ratio of the Company’s insurance company subsidiaries was 85.1 percent for the fourth quarter of 2007, compared with 87.7 percent for the fourth quarter of 2006. The GAAP combined ratio was 83.4 percent for the 2007 full year, compared with 84.2 percent for 2006.
Fee and commission income rose slightly during 2007 to $140.1 million from $137.1 million in 2006. Fee and commission income for the fourth quarter of 2007 was $34.1 million, compared with $32.7 million in the fourth quarter of the previous year.
Net investment income increased 35 percent during 2007 to $206.5 million, from $152.8 million in 2006. This growth was due primarily to increased investment assets.
There were no impairment losses in HCC’s investment portfolio in the fourth quarter or full year of 2007. As of December 31, 2007, HCC’s fixed income investment portfolio had an average rating of AAA, duration of five years and an average tax equivalent yield of 5.4 percent. HCC owns no CDO or CLO securities.
“Our assets continue to be managed by outside firms that specialize in the insurance industry. These managers, together with our conservative investment policy, kept our exposures to the current credit turmoil to a minimum,” Mr. Bramanti said.
The attached tables include information related to the Company’s subprime exposure with respect to its investments and its underwriting.
As of December 31, 2007, total investments had increased 19 percent to $4.7 billion; total assets had risen 6 percent to $8.1 billion; shareholders’ equity had increased 19 percent to $2.4 billion; and book value per share had increased 16 percent to $21.21; all compared to December 31, 2006. In addition, the Company’s debt to total capital ratio remained very conservative at 11.7 percent. (See attached tables.)
“As we enter 2008, HCC is well positioned with the best capital position in its history. The softening market makes our experienced, disciplined approach the key to avoiding the pitfalls of the deteriorating underwriting environment,” Mr. Bramanti said.
In addition to reporting its fourth quarter and year-end 2007 results today, HCC is also providing earnings guidance for 2008 and announcing quarterly release dates during the year. The Company’s management estimates HCC will achieve net earnings in the range of $2.90 to $3.20 per share for the full year of 2008, versus 2007 guidance of $3.10 to $3.25 per share. These estimated results assume, for the full year, net written premium of $2.0 billion, total revenue of $2.3 billion, a combined ratio of 85 percent, and average fully diluted shares outstanding of 118.5 million.
The Company’s earnings announcements in 2008 will be made after the market closes on: May 6, 2008 for First Quarter 2008; August 5, 2008 for Second Quarter 2008; and November 4, 2008 for Third Quarter 2008. HCC will hold an open conference call at 8:00 a.m. Central Time on the morning following each quarterly earnings announcement to discuss the results. Conference call information will be posted on the Company’s website (www.hcc.com) approximately two weeks prior to each call. Each conference call will also be available by webcast through the HCC website.
HCC will hold an open conference call beginning at 8:00 a.m. Central Time tomorrow, Wednesday, February 20, 2008 to discuss these results. To participate, the number for domestic calls will be (800) 374-0290 and the number for international calls will be (706) 634-1303. There will also be a live webcast available on a listen-only basis that can be accessed through the HCC website at www.hcc.com. A replay of the webcast will be available on the website until Friday, March 14, 2008.
Headquartered in Houston, Texas, HCC Insurance Holdings, Inc. (HCC) is a leading international specialty insurance group with offices across the United States and in Bermuda, Spain, Ireland and the United Kingdom. HCC has assets of nearly $8.1 billion, shareholders’ equity in excess of $2.4 billion and is rated AA (Very Strong) by Standard & Poor’s, AA (Very Strong) by Fitch Ratings and A+ (Superior) by A.M. Best Company.
For more information, visit our website at www.hcc.com.

Contact:	Barney White, HCC Vice President of Investor Relations Telephone: (713) 744-3719
Forward-looking statements contained in this press release are made under “safe harbor” provisions of the Private Securities Litigation Reform Act of 1995 and involve a number of risks and uncertainties. The types of risks and uncertainties which may affect the Company are set forth in its periodic reports filed with the Securities and Exchange Commission.
* * * * *

HCC Insurance Holdings, Inc. and Subsidiaries
Financial Highlights
December 31, 2007
(Unaudited, in thousands except per share data)

	Three months ended December 31,
	2007	2006

Gross written premium	$593,415	$607,435
Net written premium	485,144	513,438
Net earned premium	500,178	504,248
Fee and commission income	34,097	32,722
Net investment income	58,409	43,845
Other operating income	7,934	17,941
Total revenue	614,407	599,108
Net earnings	99,642	80,742
Earnings per share (diluted)	0.85	0.69
Cash flow from operations	111,577	293,682
Weighted average shares outstanding (diluted)	117,085	117,115
GAAP net loss ratio	59.7%	64.0%
GAAP combined ratio	85.1%	87.7%
Paid loss ratio	49.5%	22.3%

	December 31, 2007	December 31, 2006

Total investments	$4,672,277	$3,927,995
Total assets	8,074,645	7,630,132
Shareholders’ equity	2,440,365	2,042,803
Debt to total capital	11.7%	13.1%
Book value per share	$21.21	$18.28

HCC Insurance Holdings, Inc. and Subsidiaries
Financial Highlights
December 31, 2007
(Unaudited, in thousands except per share data)

	Twelve months ended December 31,
	2007	2006

Gross written premium	$2,451,179	$2,235,648
Net written premium	1,985,609	1,812,552
Net earned premium	1,985,086	1,709,189
Fee and commission income	140,092	137,131
Net investment income	206,462	152,804
Other operating income	43,545	77,012
Total revenue	2,388,373	2,075,295
Net earnings	395,429	342,285
Earnings per share (diluted)	3.38	2.93
Cash flow from operations	726,436	653,388
Weighted average shares outstanding (diluted)	116,997	116,736
GAAP net loss ratio	59.6%	59.2%
GAAP combined ratio	83.4%	84.2%
Paid loss ratio	47.9%	34.1%

	December 31, 2007	December 31, 2006

Total investments	$4,672,277	$3,927,995
Total assets	8,074,645	7,630,132
Shareholders’ equity	2,440,365	2,042,803
Debt to total capital	11.7%	13.1%
Book value per share	$21.21	$18.28
Return on beginning equity	19.4%	20.2%

HCC Insurance Holdings, Inc. and Subsidiaries
Condensed Consolidated Balance Sheets
(Unaudited, in thousands)

	December 31,	December 31,
	2007	2006
ASSETS

Investments:
Fixed income securities	$3,666,705	$3,007,193
Short-term investments	783,650	714,685
Other investments	221,922	206,117

Total investments	4,672,277	3,927,995
Cash	39,135	48,290
Restricted cash and cash investments	193,151	176,424
Premium, claims and other receivables	763,401	864,705
Reinsurance recoverables	956,665	1,169,934
Ceded unearned premium	244,684	226,125
Ceded life and annuity benefits	66,199	70,923
Deferred policy acquisition costs	192,773	182,410
Goodwill	776,046	742,677
Other assets	170,314	220,649

Total assets	$8,074,645	$7,630,132

LIABILITIES

Loss and loss adjustment expense payable	$3,227,080	$3,097,051
Life and annuity policy benefits	66,199	70,923
Reinsurance balances payable	129,838	122,805
Unearned premium	943,946	920,350
Deferred ceding commissions	68,968	64,949
Premium and claims payable	497,974	646,224
Notes payable	324,714	308,887
Accounts payable and accrued liabilities	375,561	356,140

Total liabilities	5,634,280	5,587,329

SHAREHOLDERS’ EQUITY

Common stock	115,069	111,731
Additional paid-in capital	831,419	798,213
Retained earnings	1,445,995	1,098,887
Accumulated other comprehensive income	47,882	33,972

Total shareholders’ equity	2,440,365	2,042,803

Total liabilities and shareholders’ equity	$8,074,645	$7,630,132

HCC Insurance Holdings, Inc. and Subsidiaries
Condensed Consolidated Statements of Earnings
(Unaudited, in thousands except per share data)

	Twelve months ended		Three months ended
	December 31,		December 31,
	2007	2006	2007	2006
REVENUE
Net earned premium	$1,985,086	$1,709,189	$500,178	$504,248
Fee and commission income	140,092	137,131	34,097	32,722
Net investment income	206,462	152,804	58,409	43,845
Net realized investment gain (loss)	13,188	(841)	13,789	352
Other operating income	43,545	77,012	7,934	17,941

Total revenue	2,388,373	2,075,295	614,407	599,108

EXPENSE
Loss and loss adjustment expense, net	1,183,947	1,011,856	298,400	322,734
Policy acquisition costs, net	366,610	319,885	98,832	88,873
Other operating expense	241,642	222,324	72,416	66,045
Interest expense	10,304	11,396	3,138	3,484

Total expense	1,802,503	1,565,461	472,786	481,136

Earnings before income tax expense	585,870	509,834	141,621	117,972
Income tax expense	190,441	167,549	41,979	37,230

Net earnings	$395,429	$342,285	$99,642	$80,742

Basic earnings per share data:
Net earnings per share	$3.50	$3.08	$0.87	$0.72

Weighted average shares outstanding	112,873	111,309	114,641	111,635

Diluted earnings per share data:
Net earnings per share	$3.38	$2.93	$0.85	$0.69

Weighted average shares outstanding	116,997	116,736	117,085	117,115

Cash dividends declared, per share	$0.42	$0.375	$0.11	$0.10

HCC Insurance Holdings, Inc. and Subsidiaries
Condensed Consolidated Statements of Cash Flows
(Unaudited, in thousands)

	Twelve months ended		Three months ended
	December 31,		December 31,
	2007	2006	2007	2006
Cash flows from operating activities:
Net earnings	$395,429	$342,285	$99,642	$80,742
Adjustments to reconcile net earnings to net cash provided by operating activities:
Change in premium, claims and other receivables	97,304	40,955	33,567	4,329
Change in reinsurance recoverables	213,353	192,049	90,881	136,018
Change in ceded unearned premium	(18,436)	13,291	9,489	17,878
Change in loss and loss adjustment expense payable	129,203	136,520	(40,338)	42,614
Change in reinsurance balances payable	7,002	(54,834)	17,514	(17,325)
Change in unearned premium	21,498	109,280	(25,315)	(4,358)
Change in premium and claims payable, net of restricted cash	(164,977)	(126,027)	(91,298)	(47,734)
Change in trading portfolio	9,362	(19,919)	(4,764)	79,274
Depreciation and amortization expense	15,982	14,980	4,357	2,738
Stock-based compensation expense	12,011	13,126	2,820	3,663
Other, net	8,705	(8,318)	15,022	(4,157)

Cash provided by operating activities	726,436	653,388	111,577	293,682

Cash flows from investing activities:
Sales of fixed income securities	438,057	338,927	216,235	154,752
Maturity or call of fixed income securities	302,876	247,072	68,441	72,314
Cost of securities acquired	(1,377,750)	(1,389,984)	(366,003)	(431,162)
Change in short-term investments	(72,279)	129,919	(62,090)	(41,279)
Sale of strategic investments	46,612	63,285	3,615	22,931
Payments for purchase of subsidiaries, net of cash received	(65,112)	(45,722)	(11,425)	9,568
Other, net	(9,741)	(11,971)	(2,662)	(3,359)

Cash used by investing activities	(737,337)	(668,474)	(153,889)	(216,235)

Cash flows from financing activities:
Advances on line of credit	232,000	140,000	170,000	—
Payments on notes payable and line of credit	(205,763)	(140,616)	(149,400)	(84,270)
Sale of common stock	24,533	18,999	5,196	4,026
Dividends paid	(46,158)	(38,923)	(12,528)	(11,149)
Other, net	(2,866)	9,981	1,648	2,598

Cash provided (used) by financing activities	1,746	(10,559)	14,916	(88,795)

Net decrease in cash	(9,155)	(25,645)	(27,396)	(11,348)

Cash at beginning of period	48,290	73,935	66,531	59,638

Cash at end of period	$39,135	$48,290	$39,135	$48,290

HCC Insurance Holdings, Inc. and Subsidiaries
Insurance Company Premium
December 31, 2007
(Unaudited, in thousands)

	4th Qtr	4th Qtr	Change
	2007	2006	%
GROSS WRITTEN

Diversified financial products	$262,335	$265,278	(1)%
Group life, accident & health	196,459	206,424	(5)
Aviation	41,064	50,136	(18)
London market account	23,721	31,904	(26)
Other specialty lines	69,798	52,691	32
Discontinued lines	38	1,002	nm

	$593,415	$607,435	(2)%

NET WRITTEN

Diversified financial products	$206,816	$220,134	(6)%
Group life, accident & health	189,460	201,916	(6)
Aviation	31,847	37,448	(15)
London market account	10,289	16,470	(38)
Other specialty lines	46,705	37,425	25
Discontinued lines	27	45	nm

	$485,144	$513,438	(6)%

NET EARNED PREMIUM

Diversified financial products	$196,431	$190,798	3%
Group life, accident & health	186,667	205,813	(9)
Aviation	37,630	40,225	(6)
London market account	31,846	31,907	—
Other specialty lines	47,576	35,412	34
Discontinued lines	28	93	nm

	$500,178	$504,248	(1)%

nm — Not meaningful comparison

HCC Insurance Holdings, Inc. and Subsidiaries
Insurance Company Premium
December 31, 2007
(Unaudited, in thousands)

	Year to Date	Year to Date	Change
	2007	2006	%
GROSS WRITTEN

Diversified financial products	$963,355	$956,057	1%
Group life, accident & health	798,684	621,639	28
Aviation	195,809	216,208	(9)
London market account	213,716	234,868	(9)
Other specialty lines	280,040	205,651	36
Discontinued lines	(425)	1,225	nm

	$2,451,179	$2,235,648	10%

NET WRITTEN

Diversified financial products	$771,648	$794,232	(3)%
Group life, accident & health	759,207	590,811	29
Aviation	145,761	166,258	(12)
London market account	118,241	127,748	(7)
Other specialty lines	191,151	133,481	43
Discontinued lines	(399)	22	nm

	$1,985,609	$1,812,552	10%

NET EARNED PREMIUM

Diversified financial products	$777,414	$728,861	7%
Group life, accident & health	758,516	591,070	28
Aviation	153,121	152,886	—
London market account	124,609	112,362	11
Other specialty lines	171,824	123,981	39
Discontinued lines	(398)	29	nm

	$1,985,086	$1,709,189	16%

nm — Not meaningful comparison

HCC Insurance Holdings, Inc. and Subsidiaries
Investments — Selected Disclosures
December 31, 2007
(Unaudited, in thousands)

			Ratings
	Amortized Cost	Market Value	AAA	AA	A	BBB & below	Other		Average
Fixed Income Securities	$3,641,667	$3,666,705	$2,971,589	$420,842	$243,774	$30,500	$		AAA

Residential Mortgage Backed Securities & Collateralized Mortgage Obligations

Agency	$609,785	$617,190	617,190	—	—	—		—	AAA

Non-Agency
Subprime	5,905	5,365	4,007	—	—	1,358		—	AAA
Alt A	12,490	12,427	11,940	34	453	—		—	AAA
Prime	96,092	93,635	93,635	—	—	—		—	AAA

Total Residential MBS/CMO	$724,272	$728,617

Commercial Mortgaged Backed Securities	$211,574	$211,128	211,128	—	—	—		—	AAA

Municipal Bond Portfolio	$1,802,417	$1,822,281	1,448,783	352,895	20,603	—		—	AAA

Insurance Enhanced	$1,159,285	$1,170,854	1,170,854	—	—	—		—	AAA

Insured — Underlying Ratings	$1,159,285	$1,170,854	184,510	643,038	290,907	1,531		50,868	AA

Non-Insured	$643,132	$651,427	258,318	370,093	23,016	—		—	AA+

Short-Term
Bank Sweep Accounts — US	$96,140	$96,140
Bank Sweep Accounts — Non-US	129,278	129,278
Taxable Money Market Funds	399,654	399,654
Short-term Non US Gov Bonds	158,578	158,578

Total Short-Term	$783,650	$783,650

Note:
There are no CDO/CLOs in the portfolio.
There are no Auction Rate Securities in the portfolio.
Other Ratings are bonds with at least one enhanced rating; each issuer has an equivalent investment grade rating.
Received paydown of $1.6 million on subprime and Alt A securities in fourth quarter 2007.

HCC Insurance Holdings, Inc. and Subsidiaries
Subprime Liability Exposure
December 31, 2007
•	HCC wrote approximately $1.4 billion of Directors and Officers and Errors and Omissions premium in 2006 and 2007 combined.
•	The majority of the D&O business is written excess and usually with high attachment points.
•	The majority of the Errors and Omissions insurance was for limits of $1 million or less.
•	Except for run-off policies, HCC has not written multi-year policies.
•	The insurance provided is claims made with defense costs within the limits.
•	Approximately 30 percent of the Company’s in-force D&O book is Financial Institutions including insurance companies and brokers.
•	Many of the larger financial institutions purchased Side A only coverage.
•	HCC’s average D&O limit is less than $10 million gross and $8 million net.
•	As of December 31, the Company had 18 non-Side A only D&O or E&O claims and seven Side A only claims.
•	Of the claims reported, only one was primary with a policy limit of $5 million gross.
•	The average policy limit for non-Side A only claims is $11 million gross and $7.5 million net with an average excess point of $60 million.
•	The average Side A only limit is $13 million gross and $11 million net with an average attachment point of more than $200 million.
•	Based upon its current knowledge, the Company continues to believe subprime will be contained within its loss picks.

HCC Insurance Holdings, Inc. and Subsidiaries
Consolidated Insurance Companies
Net Loss Ratios
December 31, 2007
(Unaudited, in thousands)

	Full Year 2007			Full Year 2006
	Net Earned	Incurred	Loss	Net Earned	Incurred	Loss
Line of Business	Premium	Losses	Ratio	Premium	Losses	Ratio
Diversified financial products	$777,414	$315,409	40.6%	$728,861	$351,010	48.2%
Group life, accident & health	758,516	579,780	76.4	591,070	432,343	73.1
Aviation	153,121	89,683	58.6	152,886	82,328	53.8
London market account	124,609	68,798	55.2	112,362	48,316	43.0
Other specialty lines	171,824	115,804	67.4	123,981	69,374	56.0
Discontinued lines	(398)	14,473	nm	29	28,485	nm

Total	$1,985,086	$1,183,947	59.6%	$1,709,189	$1,011,856	59.2%

nm — Not meaningful comparison